Exhibit 10.4
                                                              ------------

                 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      THIS AGREEMNT is made this 15th day of May, 1996 between Weetamoe Bancorp, a Massachusetts corporation, with its principal place of business in Somerset, Massachusetts, hereafter referred to as the Employer, or the Corporation, and James D. Carey of Somerset, Massachusetts, Executive Vice-President of the Corporation, hereafter referred to as the Employee.

      James D. Carey has been employed by the Corporation or its subsidiary Slades Ferry Bank ("the Bank") for a number of years. During this time, he has performed his duties ably and well, to the satisfaction and substantial benefit of the Corporation and the Bank. As a result, the Corporation wishes to provide additional incentive to retain the services of James D. Carey until his retirement.

      THEREFORE, in consideration of these premises and the mutual promises and obligation set forth hereafter, James D. Carey as Employee and the Corporation as Employer agree as follows:

1. The Corporation agrees that, if Employee remains continuously employed by the Corporation and/or its subsidiary Bank until his retirement, in such offices and capacities as he may be elected to by the Board of Directors of either entity at such compensation as may be mutually agreed upon, the Corporation will pay and the Employee shall be entitled to receive additional compensation in the amount of $2,500 per month for one hundred twenty (120) months commencing on the first day of the first month following his retirement.

2.(a) The Corporation agrees that the Employee may retire from full-time employment upon the first day of the month immediately following his 65th birthday, or at any time prior thereto after completing fifteen years continuous employment with the Corporation if he becomes permanently and totally disabled as defined in paragraph (b) or at anytime following his 65th birthday, but not later than the first day of February following his 70th birthday, hereinafter called the Retirement Date.

  (b) Employee shall be deemed to have become permanently and totally disabled if and when the Board of Directors of the Corporation determines, on the basis of medical or other evidence satisfactory to it, that the Employee qualifies as disabled under the Social Security Act (42 U.S.C.
section 1382) as amended for the purposes of supplemental security income.

3. The Corporation agrees that, in the event of the death of the Employee after completing fifteen years continuous employment with the Corporation and prior to the Retirement Date while employed by the Corporation, it will pay to his surviving spouse, if any, or, if none, in equal shares to his children then living and deceased children leaving issue then living by right of representation, or to such other persons as he may have designated, or if none, to his estate, $2,500 per month for one hundred and twenty (120) consecutive months commencing upon the first day of the first month following the date of death of the Employee. If any beneficiary should die prior to the receipt of all such payments, any remaining payments shall be made to such beneficiary's estate.

4. The Corporation agrees to pay to or for the benefit of Employee from the date of his retirement and thereafter for and during the term of his natural life such amounts as are required for the employer contribution to provide medical health insurance coverage comparable to that provided immediately before his retirement, supplemental to Medicare as it may be amended, in the form of Blue Cross/Blue Shield Medex Gold or its substantial equivalent according to the schedule of contribution by the Corporation or the Bank and the Employee as is in effect for the Corporation's (or the Bank's, if provided through the Bank) employees generally at the time of Employee's retirement.

      The Corporation agrees to pay to or for the benefit of Employee's wife such amounts as are required according to the schedule of contribution by the Corporation or the Bank and the Employee, as amended from time to time, to provide master health insurance in effect at the Corporation or the Bank and available to employees generally, or its equivalent, for Employee's wife until she attains the age of 65 years or obtains coverage under the Medicare program, whichever first occurs, and thereafter to pay such amounts as are required under such schedule of contribution as is in effect at that time to provide comparable medical health insurance coverage supplemental to Medicare as it may be amended, in the form of Blue Cross/Blue Shield Medex Gold, or its substantial equivalent, for and during the term of her natural life.

5. Employee's rights and benefits under this agreement are in addition to and not a substitute for Employee's rights and benefits under the Corporation or Bank's other retirement, disability or benefit plans. Subject to the terms of the group life insurance policy in force at the time of retirement, the Bank will continue to include the Employee in the current group life insurance policy in force at the time of retirement.

6. In the event that the Employee should die on or after the Retirement Date but prior to receipt of any amount to which he is entitled hereunder pursuant to Paragraph 1, or of all such amounts, any amounts remaining unpaid shall be paid to such beneficiary or beneficiaries as the Employee may designate by filing with the Corporation a notice in writing, but in the absence of any such designation, such unpaid amounts shall be so paid to his surviving spouse, if any, or, if none, in equal shares to his children then living and deceased children leaving issue then living by right of representation, and if none, then to his estate.

7. Whenever the Employee's beneficiaries (other than his, his spouse's or any beneficiary's estate) shall be entitled to receive any amount hereunder, the amount shall be paid to such beneficiaries in monthly installments: (a) over a period of ten (10) years, in the event that no monthly installment payments have theretofore commenced to the Employee, or
(b) for the balance of the ten (10) year period (commencing with the first such installment so received by the Employee), on the same due dates, in the event payment of monthly installments shall have theretofore commenced to the Employee.

8. Notwithstanding any other provision of the Agreement to the contrary, the Employee shall have the right, with the consent of the Corporation, to elect that payment of the amounts due hereunder be made (a) over a longer period than one hundred and twenty (120) months or (b) as a life annuity (with or without refund).

9. Notwithstanding any other provision of this Agreement to the contrary, following his retirement, the Employee shall have the right, without the consent of the Corporation, to demand immediate distribution to him in cash or in kind of an amount equal to the value of the Supplemental Executive Retirement Account determined as of the date of such demand, following completion after his retirement of any three
(3) successive fiscal years of the Corporation in which the book value of the Corporation shall have been successively decreased or any one or more successive fiscal year(s) in which the book value of the Corporation shall have decreased by a total of more than 33 1/3%.

10. As used herein the term "Value of the Account" shall mean an amount equal to the sum of the monthly remaining payments for the remaining period of payment discounted at the prime lending rate as published in the Wall Street Journal on the first Monday after the event triggering the valuation.

11. Except as otherwise expressly provided in this Agreement, Employee agrees on behalf of himself and of his executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him under this Agreement that this Agreement and its rights, interests, and benefits shall not be assigned, transferred, pledged, or hypothecated in any way by Employee or any executor, administrators, heir, legatee, distributee, or other person claiming under Employee by virtue of this Agreement, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the above provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

12. This agreement does not constitute an employment agreement. Nothing contained in this agreement shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Corporation or the Bank in his present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, which compensation is payable after his retirement from full-time service with the Corporation and the Bank or his death, and is not intended to be an employment contract. The benefits payable under this agreement shall be independent of, and in addition to, any benefits under any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the corporation to the Employee whether as salary or otherwise. In the event that Employee's employment is terminated for any reason other than his death or retirement under the provision of paragraphs 2 and 3 hereof, this Agreement shall automatically terminate and the Corporation shall have no further obligation hereunder.

13. The rights of the Employee under this agreement and of any beneficiary of the Employee shall be solely those of an unsecured creditor of the Corporation, and neither the Employee nor any beneficiary of the Employee shall have or acquire any interest, rights or claims to any property or assets of the Corporation by virtue of this agreement except as set forth in paragraph 16.B. The Corporation's obligation hereunder, except as set forth in paragraph 16.B., shall be an unfunded and unsecured promise to pay money in the future.

14. Hereafter, either during his full-time employment or while he is receiving any benefits under this Agreement, Employee agrees that he will not enter into competition with the Corporation or the Bank, directly or indirectly, within the Town of Somerset or a fifty (50) mile radius thereof, wither as a director, officer, employee, agent, consultant, partner or any other capacity with any business which is in substantial competition with the Corporation or the Bank. The reasonable judgment of a majority of the Board of Directors that such competition exists shall be conclusive for the purposes of this Agreement. This provision shall not be construed to prevent the Employee from owning shares in any publicly traded corporation for investment purposes.

15. In the event that Employee should violate the provisions of Article 14 hereof, and should he continue to do so without adequate cause for a period of thirty days after the Corporation shall have requested him in writing to refrain from an action prohibited by said Article 14, Employee agrees that no further payments shall be due him, his spouse, or any other designated beneficiary under this Agreement and that the Corporation shall have no further obligation whatsoever hereunder. Any disputes hereunder shall be referred to arbitration pursuant to Article 17 hereof.

16.A. The Corporation agrees that it will not merge or consolidate with any other corporation or organization, or permit its business to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article, without having made adequate provision for the fulfilling of its obligations hereunder.

16.B. In the event of a change of control (as defined below) of the Corporation, Employee shall have the right (exercisable within 90 days of the change of control) to require the Corporation to immediately fund the unpaid portion of Employee's compensation hereunder by establishing an irrevocable trust account with an independent corporate Trustee which is a national or state charted bank with Trustee powers located in Massachusetts or Rhode Island, funded with an amount which will be sufficient to meet all of Employer's obligations hereunder. The terms of the Trust shall meet the requirements of the Internal Revenue Service for "rabbi trusts" and shall generally provide as set forth herein modified or expanded as necessary to meet said IRS requirements. The Trust fund shall be held and managed by the Trustee for the exclusive purpose of providing the compensation hereunder to Employee hereunder and the Trustee shall act as agent of the Corporation by making payments of benefits to the Employee in accordance with the terms hereof. Any and all expenses and taxes incurred by reason of the Trust and its income shall be paid by the Corporation. After all benefits payable hereunder have been paid to the Employee or his beneficiaries or after this agreement has otherwise properly terminated under its terms, any amounts remaining in the Trust account shall revert to Corporation. Except for the rights of creditors in the event of Corporation's bankruptcy or receivership, Corporation shall have no right to reclaim amounts contributed to the Trust hereunder until all benefits have been paid or this agreement has properly terminated under its terms. In the event of Corporation's bankruptcy or receivership, the Trustee shall, upon proper notice, deliver all assets held hereunder to the Trustee in bankruptcy or the duly court appointed receiver for the benefit of the general creditors (including Employee) of Corporation.

"Change of Control" as used herein means any merger or consolidation with or acquisition by any other organization, the sale of substantially all assets of the Corporation to another person or organization, or the acquisition directly or indirectly of 20% or more of the common stock of the Corporation by one or more persons or organizations acting in concert.

17. Unless otherwise provided in this agreement, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The Corporation agrees that it will pay Employee's costs including reasonable attorneys' fees in connection with any controversy or claim hereunder in which employee prevails or in which the Arbitrator(s) or court determine that the Corporation should pay such costs.

18. This agreement shall be binding upon and inure to the benefit of the parties, the Corporation's successors and assigns, and the Employee's heirs, beneficiaries, executors and administrators.

IN WITNESS WHEREOF the parties have executed this agreement the day and year first written above.


                                       Weetamore Bancorp


Attest: /s/ Peter G. Collias           By: /s/ Ralph S. Borges
        --------------------               ---------------------------
        Secretary                          (Title: Treasurer)


                                       /s/ James D. Carey
                                       -------------------------------
                                       James D. Carey



For corporate authority, see Vote of Weetamoe Bancorp taken on December 11,
1995

                                 AMENDMENT 1
                                     TO
                 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      Agreement made this 23rd day of December, 1998 by and between Slade's Ferry Bancorp (formerly Weetamoe Bancorp), a Massachusetts corporation ("the Corporation") and James D. Carey of Somerset, Massachusetts, Executive Vice-President of the Corporation ("Carey").

      Whereas, the parties hereto have previously entered into a Supplemental Executive Retirement Agreement dated May 15, 1996 ("the Agreement"); and

      Whereas, since the time of the Agreement, Mr. Carey has performed ably and well both in his capacity as Executive Vice President of the Corporation and as President of its subsidiary, Slade's Ferry Bank, to the substantial benefit of the Corporation and the Bank: and

      Whereas, the Corporation wishes to provide additional incentive to retain the services of Mr. Carey until his retirement.

      Therefore, in consideration of these premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree:

      1. To amend the Agreement by increasing the amount of monthly compensation set forth in Articles 1 and 3 of the Agreement from $2,500 per month to $3,000 per month.

      2. In all other respects, the Agreement remains in full force and effect.

      IN WITNESS WHEREOF the parties have executed this Amendment the day and year first written above.

                                       Slade's Ferry Bancorp



Attest: /s/ Peter G. Collias           By: /s/ Ralph S. Borges
        ----------------------             ---------------------------
                                           (Title:


                                       /s/ James D. Carey
                                       -------------------------------
                                       James D. Carey

                                 AMENDMENT 2
                                 -----------

                                     TO
                                     --

                 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                 -------------------------------------------

      Agreement made this 9th day of August, 2002 by and between Slade's Ferry Bancorp, a Massachusetts corporation with its principal place of business at 100 Slade's Ferry Avenue, Somerset, Massachusetts (formerly Weetamoe Bancorp.) ("Employer") and James D. Carey of 311 Pearce Road, Swansea, Massachusetts ("Retiree").

RECITALS

1. The Employer and Retiree entered into a Supplemental Executive Retirement Agreement ("SERP") on May 15, 1996 (the Employer then being known as Weetamoe Bancorp).
2. The SERP was amended on December 23, 1998 wherein the monthly payment to be paid was increased by Five Hundred and no/100 ($500.00) to Three Thousand and no/100 ($3,000.00) per month.
3. The Retiree has retired effective March 31, 2002 at a time when he has failed to qualify for continuation of benefits under the SERP as required by the provisions of paragraph 2(a).
4. The Retiree has been employed continuously by the Employer for a period of 14 years and the Employer has provided a severance agreement or allowance to the Retiree incident to the Retiree's retirement and although the Retiree is not entitled to benefits under the SERP, the Employer is desirous of providing benefits for the Retiree pursuant to the SERP but as herein modified.

      Now therefore, in consideration of the above and for consideration conclusively presumed the parties agree as follows:

A. The provisions of paragraph 2(a) of the SERP are amended by changing "fifteen years" to fourteen years" and any requirement or provision concerning permanent and total disability in said paragraph is deleted.
B. The entire paragraph numbered 3 concerning payment on death prior to retirement is deleted and is not applicable to the facts currently.
C. The entire paragraph numbered 4 concerning medical health insurance coverage is deleted and no obligation does or will be effective against the Employer to provide such coverage pursuant to the SERP.
D. The entire paragraph numbered 5 concerning retirement, disability or benefit plans is deleted and no obligation does or will be effective against the Employer to provide such benefits.
E. Paragraph 14 is amended to provide that the provisions concerning non competition shall apply also from the date of the Retiree's retirement to the age of 65 when he is paid pursuant to the SERP by adding after the word "employment" in the first sentence the following "or from the date of the Retiree's retirement to the date the Retiree begins to receive benefits".

F. a) Paragraph 1 is amended by deleting the phrase "one hundred twenty
      (120) months commencing on the first day of the first month following his retirement" and inserting in place thereof "one hundred and eight
      (108) months commencing on the date of the Employee's 65th birthday".
   b) Paragraph 7(a) is amended by deleting the phrase "ten (10) years" and inserting in place thereof "nine (9) years".
   c) Paragraph 7(b) is amended by deleting the phrase "ten (10) year period" and inserting in place thereof "nine (9) year period".
   d) Paragraph 8(a) is amended by deleting the phrase "one hundred and twenty (120) months" and inserting in place thereof "one hundred and eight (108) months".

      Except as herein amended the SERP shall remain in full force and effect and be binding and inure to the benefit of the parties, the Employer's successors and assigns, and the Retiree's heirs, beneficiaries, executors and administrators.

      IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

                                    Slade's Ferry Bancorp

                                    By:
                                     /s/ Donald T. Corrigan, Chairman
                                    ---------------------------------------

                                     /s/ Kenneth R. Rezendes, President/CEO
                                    ---------------------------------------

                                     /s/ James D. Carey
                                    ---------------------------------------
                                    James D. Carey